Exhibit 99.1

EnerSys Announces Agreement to Acquire NorthStar Battery Company from Altor Fund II

Highlights

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With $78 million cash consideration and the assumption of $104.5 million in debt this acquisition combines world-class complementary products and expedites $500 million of Thin Plate Pure Lead (TPPL) production capacity when combined with the new high-speed TPPL production line and supporting equipment

•	Synergy savings greater than $40 million per annum achieved primarily by minimizing transoceanic freight by manufacturing locally and longer, more efficient, production runs

•	Increases our manufacturing capacity for the world class NexSys® motive power batteries and SBS® battery products for the Telecom and Uninterruptable Power Supply industry

•	Facilitates the growth of our ODYSSEY® battery brand into the high performance sectors of transportation markets, including Class 8 over the road trucking

•	Available floor space at existing NorthStar facility will accommodate our new high-speed TPPL production line, preserving over $100 million of existing TPPL production capacity

•	Upon closing, adds over $150 million in annualized revenue

READING, Pa., Sept. 19, 2019 (GLOBE NEWSWIRE) — EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, today announced that it has entered into an agreement to acquire all issued and outstanding shares of N Holding AB, the parent company of NorthStar, from Altor Fund II.

With two production facilities in Springfield, Missouri, NorthStar manufactures and distributes batteries nearest in design and performance to EnerSys TPPL products. The acquired companies generated $157 million in revenue for the twelve months ending August 31, 2019 and adjusted EBITDA of $14 million, or 9% adjusted EBITDA margin. The transaction enterprise value is 13x of the LTM adjusted EBITDA (pre-synergies) and only 3x adjusted EBITDA, including run-rate synergies.

“In line with our previously disclosed strategy to increase sales of premium products we are excited to announce the acquisition of NorthStar, which will enable EnerSys to dramatically accelerate our sales for TPPL batteries” said David M. Shaffer, President and Chief Executive Officer of EnerSys.

“The manufacturing processes and quality standards of NorthStar are very similar to EnerSys® TPPL production. It will require a modest capital investment to convert the NorthStar factories to build our ODYSSEY®, NexSys®, and SBS® battery products over a six month period. The proven expertise and training of the NorthStar production teams will dramatically accelerate our growth versus building Greenfield sites and training new teams. We are very impressed with the NorthStar team and we look forward to welcoming the organization to the EnerSys® family.

In addition, the newer of the two NorthStar factories was not fully built out and has floor space immediately available for our new TPPL high-speed production line. The highly automated and digitized line has passed manufacturer acceptance tests and was already on route to Missouri. The line adds $175 million of production capacity, produces batteries three times faster than our existing production lines and requires significantly less operators and is well aligned with our operational excellence goals. It also eliminates the need to remove two existing production lines from our Warrensburg, Missouri facility to accommodate this line.

Finally, NorthStar has blue chip customers in Europe and EnerSys currently imports significant amounts of batteries from Europe into the US market. This transaction will allow a rebalancing of factory loading and a dramatic reduction in inventory, freight, duty and currency risks. It will also allow us to better match the rate and amount of future capital expenditure to specific market requirements.”

Shaffer continued, “Our premium TPPL core technology distinguishes EnerSys in various vertical markets and we look forward to combining the strengths of these two businesses to deliver enhanced value to our customers and shareholders.”

The transaction is predicted to generate annual run-rate synergies in excess of $40 million to EnerSys and to be accretive to EnerSys’ earnings, excluding any one-time or acquisition related costs. The transaction is expected to close in the next fifteen (15) days, subject to the satisfaction of customary closing conditions.

The transaction will also be covered during our Investor Day presentation at The New York Stock Exchange on October 2, 2019.

Caution Concerning Forward-Looking Statements

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding EnerSys’ future plans, objectives, performance, revenues, growth, profits, operating expenses or EnerSys’ underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are hopeful,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that EnerSys’ actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and our business and financial condition and results of operations could be materially and adversely affected. In addition to factors previously disclosed in EnerSys’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”), such factors include, among others, that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that prior to the completion of the transaction or thereafter, the EnerSys’ or the acquired companies’ respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on acquisition-related issues; the integration of acquired business with EnerSys may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. EnerSys does not undertake to update forward-looking statements.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. No undue reliance should be placed on any forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to EnerSys’ business, you are encouraged to review its filings with the SEC, including the most recent Annual Report on Form 10-K, as updated by quarterly or other reports subsequently filed with the SEC.

About EnerSys

EnerSys is the global leader in stored energy solutions for industrial applications. We manufacture and distribute reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide.

Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. With our Alpha acquisition, EnerSys expanded its portfolio to become the only fully integrated DC power and energy storage solution provider for broadband, telecom and energy storage systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. EnerSys also provides aftermarket and customer support services to customers from over 100 countries through our sales and manufacturing locations around the world.

Our reserve power batteries and powering systems are marketed and sold principally under Alpha®, AlphaCell®, CYCLON®, DataSafe®, EnergyCell™, Genesis®, Hawker®, ODYSSEY®, OutBack Power™ and PowerSafe® battery brands. Our motive power batteries are marketed and sold principally under the Express®, Fiamm Motive Power™, General Battery™, Hawker®, IRONCLAD®, NexSys®, and Oldham™ battery brands. We also manufacture and sell related direct current power products including chargers, electronic power equipment and a wide variety of battery accessories. Our battery products span a broad range of sizes, configurations and electrical capabilities, enabling us to meet a wide variety of customer applications.

EnerSys maintains its leadership position by providing customers with world-class products and services, achieved through total employee involvement, teamwork, and supplier partnerships. Exceeding our customers’ expectations and supplying the highest quality products and services are paramount at EnerSys. This belief is the foundation that helps shape the company’s vision for progress and allows our customers to achieve their goals.

About the NorthStar Group of Companies

NorthStar is a world leader in battery technology and energy storage solutions. The company was established in 2000 by a group of experts in the battery industry, who together hold more than 100 years of experience. NorthStar serves blue-chip customers in the segments of Reserve Power and Transportation. The company’s products are used in more than 150 countries across all continents, supported by its global sales, distribution and service centres. NorthStar employs over 600 people worldwide, with headquarters in Sweden and major operations in the USA. NorthStar has been owned by Altor Fund II since 2007

Additional information regarding NorthStar can be found at www.NorthStarbattery.com. For more information about the NorthStar acquisition, please contact Steve Heir, Vice President Business Development, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA, by telephone at 610-208-1691 or by emailing investorrelations@enersys.com.

EnerSys